EXHIBIT 10.8
                         LEASE AGREEMENT

     This Lease Agreement has been executed and delivered on this 2nd day of January, 1997, by and between DataLink Systems Corporation, a Nevada corporation, with a business address of 2105 Hamilton Avenue, Suite 240, San Jose, California, 95125 (the "Lessee"), and Anthony LaPine and Pamela LaPine, each residing at 17420 High Street, Los Gatos, California, 95032 (collectively the "Lessor").

     NOW, THEREFORE, in consideration of the mutual agreements of the parties, LESSOR AND LESSEE HEREBY AGREE AS FOLLOWS:

     1. Lease. On the terms and subject to the conditions of this Lease, Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, that certain real property consisting of approximately Four Thousand (4,000) square feet of office space located at 17420 High Street, Los Gatos, California (the "Property").

     2. Term. The term of the this Lease (the "Term"), shall commence on the date first set forth above and shall expire on the third anniversary of the date of this Lease; provided, however, unless either party gives written notice to the other no less than fifteen (15) days prior to the end of the Term or any renewal thereof, of its intent not to renew this Lease, the Term shall be automatically extended to the next succeeding anniversary.

     3.   Rent.

          (a) As rent for the use and occupancy of the Property during the Term, Lessee shall pay to Lessor, in advance on the first day of each month of the Term, a monthly rent of Eight Thousand Three Hundred Thirty-Three Dollars and Thirty-Three Cents ($8,333.33), without deduction, setoff, prior notice or demand (the "Base Rent"). Rent for the first month of the Term shall be paid on delivery of possession of the Property to Lessee. Rent for any period during the Term which is for less than one month shall be a prorated portion of the monthly installment. Rent shall be paid to Lessor in lawful money of the United States, at the address for the Property or to such other persons or at such other places as Lessor may designate to Lessee in writing.

          (b) The Base Rent shall be increased annually, commencing on the first anniversary of this Lease (the "Adjustment Date"). On each Adjustment Date, Base Rent shall be increased by an amount equal to the greater of (i) five percent (5%) or (ii) an inflation adjustment based on the Consumer Price Index All Urban Consumers (San Francisco, Bay Area), multiplied the Base Rent (the "CPI").

          (c) If at any Adjustment Date the CPI no longer exists substantially in the form that it currently exists, Lessor may substitute any substantially equivalent official index published by the Bureau of Labor Statistics or its successor. Lessor shall use any appropriate conversion factors to accomplish such substitution.

          (d)  The Base Rent is intended as a "gross rent", and
accordingly, Lessor shall bear the costs of all property taxes, assessments and utilities, except with respect to any telephone or ISDN lines, the cost of which shall be born by Lessee.
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     4.   Permitted Use.  During the Term, Lessee may use and occupy the
Property and the improvements thereon for commercial office space only.

     5.   Condition of Premises.   Lessee accepts the Property AS IS, in its
condition as of the date of this lease. In addition, Lessee acknowledges that it has thoroughly examined and inspected the Property, is aware of its condition, has satisfied itself as to the structural integrity and condition of the Property, and Lessor has made no warranty or representation with respect to same.

     6. Indemnification. Lessee hereby indemnifies and agrees to hold Lessor and the Property harmless from and against any and all claims, demands, liability or loss, including reasonable attorneys' fees arising from (a) Lessee's use or occupation of the Property; (b) the conduct of Lessee's business or any other activity done or permitted by Lessee to be done on or about the Property; and (c) any breach or default in the performance of Lessee's obligations under this Lease.

     7. Lessor's Obligations. So long as Lessee complies with the terms of this Lease, Lessor shall render to Lessee quiet possession of the Property.

     8. Assignment and Subletting. Lessee shall not assign, transfer, mortgage, sublet or otherwise transfer or encumber all or any part of Lessee's interest in this Lease or in the Property without Lessor's prior written consent. Any attempted assignment, transfer, mortgage, encumbrance, or subletting without Lessor's consent shall be void and shall constitute a material breach of this Lease.

     9. Notices. Except as expressly provided herein, all notices, requests or other communications required hereunder shall be in writing and shall be given personal delivery, national overnight courier service, or by U.S. mail, certified or registered, postage prepaid, return receipt requested, addressed to the respective party at the applicable addresses as shall be specified in writing by such party to other parties in accordance with the terms and conditions of the Section. All notices, requests or communications shall be deemed effective upon personal delivery, or five (5) days following deposit in the United States mail, or two (2) business days following deposit with any national overnight courier service.

     10. Governing Law, Jurisdiction and Venue. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California (regardless of that jurisdiction or any other jurisdiction's choice of law principles). To the extent permitted by law, the parties hereto agree that all actions or proceedings arising in connection herewith, shall be arbitrated or litigated in the State of California, and each party hereby waives any right it may have to assert the doctrine of Forum Non Conveniens or to object to venue. The parties each hereby stipulate that the state and federal courts located in the County of Santa Clara, State of California, shall have personal jurisdiction and venue over each party for the purpose of litigating any such dispute, controversy or proceeding arising out of or related to this Agreement and beyond the scope of arbitration set forth below.

     12. Arbitration. Any dispute or controversy arising out of or relating to this Agreement shall be settled by final and binding arbitration in Los Gatos, California. Except as otherwise set forth herein, such arbitration shall be conducted in accordance with the then-existing rules of the AAA and such award shall be specifically enforceable, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof; provided, however, that the law applicable to any such controversy shall be the law of
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California, regardless of its or any jurisdiction's choice of law principles.
By entering into this provision, it is the parties intention to expedite, and limit the costs involved in, resolution of any future dispute, and therefore pre-hearing discovery shall be limited to production of key documents, as determined by the arbitrator, and shall not extend to depositions of parties. Any award shall be limited to a recovery of foreseeable, contract damages, which are a direct consequence of a breach of this Agreement. In further limitation hereof, no arbitrator shall be empowered to award any other damages, including, but not limited to, consequential, compensatory or punitive damages.

     13. Attorney's Fees. In the event that any action or proceeding, including arbitration, is commenced by either party hereto for the purpose of enforcing any provision of this Agreement, the successful or prevailing party shall recover reasonable attorneys' fees and other costs incurred in such action or proceeding.

     This Lease has been executed and delivered by Lessor and Lessee as of the date first set forth above.

     LESSOR:

     /s/ Anthony LaPine
     Anthony LaPine

     /s/ Pamela LaPine
     Pamela LaPine


     LESSEE:

     DATALINK SYSTEMS CORPORATION

     /s/ Nicholas Miller
     Nicholas Miller, Chairman of the Board
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